Exhibit 10(h)
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”) is entered into as of [DATE] (the “Effective Date”) by and between GE Aerospace (General Electric Company, or the “Company”) a New York corporation, and [DIRECTOR] (the “Indemnitee”).
RECITALS
WHEREAS, the Board of Directors wishes to attract and retain highly qualified persons to serve as directors of the Company;
WHEREAS, the Company has adopted provisions in its By-Laws providing for indemnification and advancement of expenses of its directors, and the Company wishes to clarify and enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses;
WHEREAS, it is reasonable, prudent and in the best interests of the Company and its shareholders to enter into the following Agreement to provide for such indemnification and advancement of expenses; and
WHEREAS, the Company desires to have the Indemnitee serve or continue to serve as a director of the Company and the Indemnitee desires to serve or continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the protections set forth hereinafter.
AGREEMENT
NOW, THEREFORE, in consideration of the Indemnitee’s service or continued service as a director of the Company, the parties hereto agree as follows:

1.Definitions. For purposes of this Agreement:

(a)An “Affiliated Entity” is any corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise as to which the Company beneficially owns, directly or indirectly, at least a majority of the voting power of equity or membership interests, or in the case of employee benefit plans, is sponsored or maintained by the Company or one of the foregoing.

(b)A “Change in Control” will be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, the “Act”), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries acting in such capacity, or (B) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company and any new director whose election by the board of directors of the Company or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of its assets, or (v) the Company shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy, insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Company.
(c) “Corporate Status” describes the status of a person (i) who is or was or has agreed to become a director, officer, employee, agent, or trustee of the Company or (ii) who, while a director, officer, employee, agent, or trustee of the Company, is or was serving, has served or has agreed to serve in any capacity at any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Company.
(d)“Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

(e)“Expenses” includes, without limitation, any and all reasonable expenses incurred in connection with the defense or settlement of any action, suit, arbitration, alternative dispute resolution mechanism, inquiry, investigation, judicial, administrative, or legislative hearing, or any other threatened, pending, or completed proceeding, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, and including, without limitation, attorneys’ fees, expert fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon and all other types of expenses customarily incurred; the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), and reasonable expenses of establishing or enforcing a right to indemnification, advancement or reimbursement under this Agreement, the Company’s or any Affiliated Entity’s certificate of incorporation or bylaws and any other applicable agreement, law or insurance policy related to indemnification, but shall not include the amount of judgments, fines, ERISA excise taxes, or penalties actually levied against the Indemnitee, or any amounts paid in settlement by or on behalf of the Indemnitee.

(f)“Independent Legal Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation law and neither presently is nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a request for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any law firm or person that under the applicable standards of professional conduct then prevailing would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and to indemnify such counsel fully against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement.
(g)“Proceeding” means any action, suit, arbitration, alternative dispute resolution mechanism, inquiry, investigation, judicial, administrative, or legislative hearing, or any other threatened, pending, or completed proceeding, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which the Indemnitee is serving, has served or has agreed to serve in any capacity at the request of the Company, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, to which the Indemnitee is or was made or threatened to be made a party, or in which the Indemnitee is or was otherwise involved, by reason of the Indemnitee’s Corporate Status, or by reason of anything done or not done by the Indemnitee in such capacity, whether or not the Indemnitee is serving in such capacity at the time any expense, liability, or loss is incurred for which indemnification, advancement or reimbursement can be provided under this Agreement.

2.Service by the Indemnitee. The Indemnitee shall serve and/or continue to serve as a director of the Company faithfully and to the best of the Indemnitee’s ability so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee’s successor is elected and qualified or the Indemnitee is removed as permitted by applicable law or tenders a resignation in writing.

3.Indemnification and Advancement of Expenses. The Company shall indemnify and hold harmless the Indemnitee, and shall pay to the Indemnitee in advance of the final disposition of any Proceeding all Expenses incurred by the Indemnitee in defending any such Proceeding, to the fullest extent permitted by applicable law, as the same exists or may hereafter be in effect, all on the terms and conditions set forth in this Agreement. Without diminishing the scope of the rights provided by this Section, the rights of the Indemnitee to indemnification and advancement of Expenses provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification or advancement of Expenses shall be paid to the Indemnitee:
(a)to the extent expressly prohibited by applicable law;

(b)for and to the extent that payment is actually made to the Indemnitee under a valid and collectible insurance policy created by the Company or any Affiliated Entity, or under a valid and enforceable indemnity clause, provision of the certificate of incorporation or bylaws, or agreement of the Company or any other Affiliated Entity (and the Indemnitee shall reimburse the Company for any amounts paid by the Company and subsequently so recovered by the Indemnitee); or

(c)in connection with an action, suit, or proceeding, or part thereof voluntarily initiated by the Indemnitee, except a judicial proceeding or arbitration pursuant to Section 10 to enforce rights under this Agreement, unless the action, suit, or proceeding, or part thereof, was authorized or ratified by the Board of Directors of the Company or the Board of Directors otherwise determines that indemnification or advancement of Expenses is appropriate.

4.Scope of Indemnification Rights. Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee is or was made or threatened to be made a party to, or is or was otherwise involved in, any Proceeding by reason of the Indemnitee’s Corporate Status or by reason of anything done or not done by the Indemnitee in such capacity. Pursuant to this Section, the Indemnitee shall be indemnified against all expense, liability, and loss (including judgments, fines, ERISA excise taxes, penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) actually and reasonably incurred by the Indemnitee in connection with such Proceeding; provided, however, that no indemnification shall be provided to the Indemnitee if prohibited under the standard of conduct set forth in Section 721 of the New York Business Corporation Law (the “NYBCL”) because a judgment or other final adjudication adverse to the Indemnitee and from which there is no further right to appeal establishes that (i) the Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated or (ii) the Indemnitee personally gained in fact a financial profit or other advantage to which he or she was not legally entitled (the “Standard of Conduct”), or any successor provision thereof.

5.Indemnification for Costs, Charges, and Expenses of Successful Party. Notwithstanding any limitations of Sections 3(c) and 4 above, to the extent that the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding, or in defense of any claim, issue, or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is otherwise entitled to be indemnified against Expenses, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

6.Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expense, liability, and loss (including judgments, fines, ERISA excise taxes, penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) actually and reasonably incurred in connection with any Proceeding, or in connection with any judicial proceeding or arbitration pursuant to Section 10 to enforce rights under this Agreement, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expense, liability, and loss actually and reasonably incurred to which the Indemnitee is entitled.

7.Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law, as the same exists or may hereafter be in effect, the Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf if the Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to the Indemnitee’s Corporate Status in any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution mechanism, inquiry, investigation, judicial, administrative, or legislative hearing, or any other threatened, pending, or completed proceeding, whether of a civil, criminal, administrative, legislative, investigative, or other nature, to which the Indemnitee neither is, nor is threatened to be made, a party.

8.Determination of Entitlement to Indemnification. To receive indemnification under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company. Such request shall include documentation or information that is reasonably necessary for such determination and is reasonably available to the Indemnitee. Upon receipt by the Secretary of the Company of a written request by the Indemnitee for indemnification, the entitlement of the Indemnitee to indemnification, to the extent not required pursuant to the terms of Section 5 or Section 7 of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination (as selected by the Board of Directors, except with respect to Section 9(e) below): (a) the Board of Directors of the Company, acting by a quorum consisting of Disinterested Directors, upon a finding that indemnification is proper based on the Standard of Conduct set forth in the NYBCL; (b) a committee of Disinterested Directors, upon a finding that indemnification is proper based on the Standard of Conduct set forth in the NYBCL; (c) if a quorum of Disinterested Directors is not obtainable, or even if obtainable, if a quorum of Disinterested Directors so directs, by the Board of Directors relying upon the opinion in writing of Independent Legal Counsel that indemnification is proper based on the Standard of Conduct set forth in the NYBCL; (d) by the shareholders of the Company upon a finding that indemnification is proper based on the Standard of Conduct set forth in the NYBCL; or (e) in the event that a Change in Control has occurred, by Independent Legal Counsel in an opinion in writing to the Board of Directors, a copy of which shall be delivered to the Indemnitee, finding that indemnification is proper based on the Standard of Conduct set forth in the NYBCL. Such Independent Legal Counsel shall be selected by the Board of Directors and approved by the Indemnitee, except that in the event that a Change in Control has occurred, Independent Legal Counsel shall be selected by the Indemnitee. Upon failure of the Board of Directors to select such Independent Legal Counsel or upon failure of the Indemnitee to approve (or to select, in the event a Change in Control has occurred), such Independent Legal Counsel shall be selected upon application to a court of competent jurisdiction. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Company not later than 90 calendar days after receipt by the Secretary of the Company of a written request for indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues, or matters at issue at the time of the determination.

9.Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of the Indemnitee’s written request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 8 that the Indemnitee has made such request for indemnification. Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 90 calendar days after receipt by the Secretary of the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification. The termination of any Proceeding described in Section 4 by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (a) create a presumption that the Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action or that the Indemnitee personally gained in fact a financial profit or other advantage to which he was not legally entitled or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.

10.Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses; Right to Bring Suit. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment is not timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if an advancement of Expenses is not timely made pursuant to Section 15, the Indemnitee may at any time thereafter bring suit in a court of competent jurisdiction against the Company seeking an adjudication of entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee at the Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator in the State of New York pursuant to the rules of the

American Arbitration Association, such award to be made within 90 calendar days following the filing of the demand for arbitration. In any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such Expenses upon a final adjudication adverse to the Indemnitee and from which there is no further right to appeal that the Indemnitee engaged in the conduct described in Section 4 above. Neither the failure of the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Legal Counsel, or its shareholders) to have made a determination prior to the commencement of such suit or arbitration that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Legal Counsel, or its shareholders) that indemnification is not proper, shall create a presumption that the Indemnitee is not entitled to indemnification or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 10 or otherwise shall be on the Company. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding, and enforceable. The Company further agrees to stipulate in any court or before any arbitrator pursuant to this Section 10 that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Company shall promptly pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings) to the fullest extent permitted by applicable law, and in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such suit to the extent the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit, to the fullest extent permitted by applicable law.

11.Non-Exclusivity of Rights; Applicability to Other Indemnification Provisions.
(a)     The rights to indemnification and to the advancement of Expenses provided by this Agreement shall not be deemed exclusive of, and shall be in addition to, any other right that the Indemnitee may now or hereafter acquire under any applicable law, agreement, vote of shareholders or Disinterested Directors, provisions of a charter or bylaws (including the Certificate of Incorporation or By-Laws of the Company), or otherwise.

(b) To the fullest extent permitted by law, the Company shall apply this Agreement in considering requests for indemnification or reimbursement or payment of Expenses under (i) its Certificate of Incorporation, By-Laws, or any other agreement or undertaking of the Company or (ii) similar constituent documents of an Affiliated Entity that provides rights to indemnification or reimbursement or payment of Expenses. Notwithstanding the foregoing or any other provision of this Agreement, in connection with any such requests under clause (ii), the applicable Affiliated Entity, unless wholly-owned by the Company, shall be the indemnitor of first resort, and the obligations of the Affiliated Entity and its directors and officers liability insurers (if different from the Company’s insurers) shall be primary and any obligation of the Company or its insurers shall be secondary, unless the Indemnitee is or was made or threatened to be made a party to, or is or was otherwise involved in, any Proceeding by reason of the Indemnitee’s Corporate Status as described in Section 1(c)(ii) above.

12.Enforcement; Expenses to Enforce Agreement.

(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or to continue to serve as a director of the Company and/or to confirm to Indemnitee that after Indemnitee ceases to be a director, Indemnitee will continue to be entitled to indemnification and advancement of expenses by the Company and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director of the Company and has provided other good and valuable consideration with this Agreement, the sufficiency and receipt of which are hereby acknowledged.

(b)In the event that the Indemnitee is subject to or intervenes in any action, suit, or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if the Indemnitee prevails in whole or in part in such action, suit, or proceeding, shall be entitled to recover from the Company and shall be indemnified by the Company against any and all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

13.Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director of the Company or while a director of the Company is or was serving, has served or has agreed to serve in any capacity at any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Company, and shall continue thereafter with respect to any possible claims based on the Indemnitee’s Corporate Status. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators.

14.Notification and Defense of Proceeding. Promptly after receipt by the Indemnitee of notice of any Proceeding, the Indemnitee shall, if a request for indemnification or an advancement of Expenses in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability that it may have to the Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which the Indemnitee notifies the Company:

(a)The Company shall be entitled to participate therein at its own expense;

(b)Except as otherwise provided in this Section 14(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof except as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Company shall not within 60 calendar days of receipt of notice from the Indemnitee in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above;

(c)The Company will not, without the prior written consent of the Indemnitee (which consent Indemnitee can withhold in its sole discretion), effect any settlement of any Proceeding against Indemnitee unless such settlement solely involves the obligation for payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability arising from or relating to any matters that are the subject of such Proceeding.

(d)Notwithstanding any other provision of this Agreement, the Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, which shall not be unreasonably withheld, or for any judicial or other award, if the Company was not given an opportunity, in accordance with this Section 14, to participate in the defense of such Proceeding.

15.Advancement of Expenses. All Expenses incurred by the Indemnitee in defending any Proceeding described in Section 4 shall be paid by the Company in advance of the final disposition of such Proceeding at the request of the Indemnitee. The Indemnitee’s right to advancement shall not be subject to the satisfaction of any standard of conduct and advances shall be made without regard to the Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement or otherwise. To receive an advancement of Expenses under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company. Such request shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be accompanied by an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is not entitled to be indemnified for such Expenses by the Company as provided by this Agreement or otherwise, or where indemnification is granted, to the extent the Expenses so advanced by the Company exceed the indemnification to which the Indemnitee is entitled. Each such advancement of Expenses shall be made within 30 calendar days after the receipt by the Secretary of the Company of such written request and shall be unsecured and interest free. The Indemnitee’s entitlement to Expenses under this Agreement shall include those incurred in connection with any action, suit, or proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to Section 10 of this Agreement (including the enforcement of this provision) to the extent the court or arbitrator shall determine that the Indemnitee is entitled to an advancement of Expenses hereunder.

16.D&O Insurance. The Company shall use commercially reasonable efforts to purchase and maintain Side A directors and officers liability insurance providing the Indemnitee with coverage for any expense, liability, or loss asserted against or incurred by the Indemnitee or on the Indemnitee’s behalf, by reason of the Indemnitee’s Corporate Status. To the extent that the Company maintains such insurance, the Indemnitee shall be named as an insured to the maximum extent of the coverage available and in such a manner as to provide the Indemnitee the same rights and benefits under such insurance as are accorded to the most favorably insured of the Company’s directors. If, at the time of the receipt of notice of a Proceeding pursuant to the terms hereof, the Company has directors and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in their respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
17.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by applicable law (a) the validity, legality, and enforceability of such provision in any other circumstance and of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal, or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the Indemnitee to the fullest extent set forth in this Agreement.
18.Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the singular or plural as appropriate.

19.Other Provisions.

(a)This Agreement and all disputes or controversies arising out of or related to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of conflicts of laws principles of the State of New York.
(b)This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
(c)In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (excluding insurance obtained on the Indemnitee’s own behalf), and the Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
(d)This Agreement may not be amended, modified, or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party. No amendment, alteration or repeal of this Agreement or any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal.
(e)No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, shall preclude any other or further exercise thereof or the exercise of any other right or power.

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IN WITNESS WHEREOF, the Company and the Indemnitee have caused this Agreement to be executed as of the date first written above.

GENERAL ELECTRIC COMPANY

By:
Name:
Title:

[DIRECTOR]
Indemnitee